Exhibit 10.31

SECURITY AGREEMENT

To:	LV Administrative Services, Inc., as Administrative and Collateral Agent (“Agent”)
875 Third Avenue, 3rd Floor
New York, NY 10022

Date: November 17, 2010

To Whom It May Concern:

1.        To secure the payment of all of the Assignor Obligations (as defined below), Analytica International, Inc., a Florida corporation (the “Assignor”), hereby assigns and grants to the Agent, for the ratable benefit of the Lenders, a continuing security interest in and to all of the following property now owned or at any time hereafter acquired by Assignor, or in which Assignor now has or at any time in the future may acquire any right, title or interest (the “Collateral”): all cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes), contract rights, commercial tort claims set forth on Schedule B attached hereto, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those currently in effect among Assignor’s affiliates), chattel paper, supporting obligations, investment property (including, without limitation, all partnership interests, limited liability company membership interests and all other equity interests owned by Assignor), letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which Assignor now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor.

2.        Except as otherwise defined herein, all capitalized terms used herein shall have the meanings provided such terms in the Term Loan and Security Agreement dated as of November 17, 2010 by and among Accentia Biopharmaceuticals, Inc. (“Accentia”) and the Creditor Parties (as amended, modified or supplemented from time to time, the “Security Agreement”), as applicable. All items of Collateral which are defined in the UCC shall have the meanings set forth in the UCC. For purposes hereof, the term “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

3.        The term “Assignor Obligations” as used herein shall mean and include all debts, liabilities and obligations owing by Assignor to any Lender arising under, out of, or in connection with the Analytica Guaranty (and any documents entered into in connection therewith, as each may be amended, modified, restated or supplemented from time to time, collectively, the “Documents”), and in connection with any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, and in connection with any other indebtedness, obligations or liabilities of Assignor to any Creditor Party, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, including, without limitation, obligations and liabilities of Assignor for post-petition interest, fees, costs and charges that accrue after the commencement of any case by or against Assignor under any bankruptcy, insolvency, reorganization or like proceeding (collectively, the “Debtor Relief Laws”) in each case, irrespective of the genuineness, validity, regularity or enforceability of such Assignor Obligations, or of any instrument evidencing any of the Assignor Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Assignor Obligations in any case commenced by or against Assignor under any Debtor Relief Law.

4.        Assignor hereby represents, warrants and covenants to Agent, for itself and for the benefit of each Lender, that:

(a)

its legal name is as set forth in its Articles of Incorporation or other organizational document (as applicable) as amended through the date hereof and as set forth on Schedule A attached hereto, and it will provide the Agent thirty (30) days’ prior written notice of any change in its legal name;

(b)

its organizational identification number (if applicable) is as set forth on Schedule A hereto, and it will provide the Agent thirty (30) days’ prior written notice of any change in its organizational identification number;

(c)

Assignor hereby indemnifies and saves the Agent and each Lender harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys’ fees, that the Agent and each Lender may sustain or incur to enforce payment, performance or fulfillment of any of the Assignor Obligations and/or in the enforcement of this Agreement or in the prosecution or defense of any action or proceeding either against the Agent, any Lender or Assignor concerning any matter growing out of or in connection with this Agreement, and/or any of the Assignor Obligations and/or any of the Collateral except to the extent caused by the Agent’s or any Lender’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision); and

(d)	all commercial tort claims (as defined in the UCC as in effect in the State of New York) held by Assignor are set forth on Schedule B to this

Agreement; Assignor hereby agrees that it shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify the Agent of any commercial tort claim acquired by it and unless otherwise consented to in writing by the Agent, it shall enter into a supplement to this Agreement granting to the Agent a security interest for the ratable benefit of the Agent and the Lenders in such commercial tort claim, securing the Assignor Obligations.

5.        Upon the occurrence of any Event of Default, the Agent shall have the remedies of a secured party provided under the UCC as in effect in the State of New York, this Agreement, the Security Agreement, the Ancillary Agreements and other applicable law. Upon the occurrence of any Event of Default and at any time thereafter, the Agent will have the right to take possession of the Collateral and to maintain such possession on Assignor’s premises or to remove the Collateral or any part thereof to such other premises as the Agent may desire. Upon the Agent’s request, Assignor shall assemble or cause the Collateral to be assembled and make it available to the Agent at a place designated by the Agent. The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and the Lenders), with respect to such appointment without prior notice or hearing as to such appointment. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to the Assignor either at Assignor’s address shown herein or at any address appearing on the Agent’s records for Assignor. Any proceeds of any disposition of any of the Collateral shall be applied by the Agent to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys’ fees and other legal expenses and disbursements and the reasonable expenses of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by the Agent toward the payment of the Assignor Obligations in such order of application as the Agent may elect, and Assignor shall be liable for any deficiency. For the avoidance of doubt, following the occurrence and during the continuance of an Event of Default, the Agent shall have the immediate right to withdraw any and all monies contained in any deposit account in the name of Assignor and controlled by the Agent and apply same to the repayment of the Assignor Obligations (in such order of application as the Agent may elect). The parties hereto each hereby agree that the exercise by any party hereto of any right granted to it or the exercise by any party hereto of any remedy available to it (including, without limitation, the issuance of a notice of redemption, a borrowing request and/or a notice of default), in each case, hereunder, under the Security Agreement or under any other Ancillary Agreement shall not constitute confidential information and no party shall have any duty to the other party to maintain such information as confidential.

6.        If Assignor defaults in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on Assignor’s part to be performed or fulfilled under or pursuant to this Agreement, the Agent may, at its option without waiving its right to enforce this Agreement according to its terms, immediately or at any time thereafter and without notice to Assignor, perform or fulfill the same or cause the performance or fulfillment of the same for Assignor’s account and at Assignor’s cost and expense, and the cost and expense thereof (including reasonable attorneys’ fees) shall be added to the Assignor Obligations and shall be payable on demand with interest thereon at the highest rate permitted by law, or, at the

Agent’s option, debited by the Agent from any other deposit accounts in the name of Assignor and controlled by the Agent.

7.        Assignor hereby appoints the Agent, or any other Person whom the Agent may designate as Assignor’s attorney, with power to: (a)(i) execute any security related documentation on Assignor’s behalf and to supply any omitted information and correct patent errors in any documents executed by Assignor or on Assignor’s behalf; (ii) file financing statements against Assignor covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as “all assets and all personal property, whether now owned and/or hereafter acquired” (or any substantially similar variation thereof)); (iii) during the continuance of an Event of Default, sign Assignor’s name on any invoice or bill of lading relating to any accounts receivable, drafts against account debtors, schedules and assignments of accounts receivable, notices of assignment, financing statements and other public records, verifications of accounts receivable and notices to or from account debtors; and (iv) during the continuance of an Event of Default, do all other things the Agent deems necessary to carry out the terms of Section 1 of this Agreement and (b) upon the occurrence and during the continuance of an Event of Default: (i) endorse Assignor’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent’s possession; (ii) sign Assignor’s name on any invoice or bill of lading relating to any accounts receivable, drafts against account debtors, schedules and assignments of accounts receivable, notices of assignment, financing statements and other public records, verifications of accounts receivable and notices to or from account debtors; (iii) verify the validity, amount or any other matter relating to any accounts receivable by mail, telephone, telegraph or otherwise with account debtors; (iv) do all other things necessary to carry out this Agreement, the Security Agreement, any other Ancillary Agreement and all other related documents; and (v) notify the post office authorities to change the address for delivery of Assignor’s mail to an address designated by the Agent, and to receive, open and dispose of all mail addressed to Assignor. Assignor hereby ratifies and approves all acts of the attorney and neither the Agent nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). This power, being coupled with an interest, is irrevocable so long as any Assignor Obligations remain unpaid. Assignor agrees to promptly execute any and all documents and to take any and all actions as reasonably requested by Agent to confirm the grant or perfection of the security interest granted herein.

8.        No delay or failure on the Agent’s part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by the Agent with the consent of Lenders and then only to the extent therein set forth, and no waiver by the Agent of any default shall operate as a waiver of any other default or of the same default on a future occasion. The books and records of the Agent containing entries with respect to the Assignor Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon Assignor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. The Agent, at the direction of the Lenders, shall have the sole right to enforce this Agreement and to enforce any one or more of the remedies available to the Agent, successively, alternately or concurrently. Assignor agrees to join with the Agent in executing such documents or other instruments to the extent required by the UCC in form satisfactory to the Agent and in executing such other documents or instruments as may be required or deemed necessary by the Agent for purposes of effecting or continuing the Agent’s security interest in the Collateral.

9.        The Assignor shall pay all of the Agent’s and each Lender’s out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel and appraisers, in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with any Document. The Assignor shall also pay all of the Agent’s and each Lender’s reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by the Documents, (b) the Agent’s obtaining performance of the Assignor Obligations under the Documents, including, but not limited to, the enforcement or defense of the Agent’s security interests, assignments of rights and liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) any appraisals or re-appraisals of any property (real or personal) pledged to the Agent by Assignor as Collateral for, or any other Person as security for, the Assignor Obligations hereunder and (e) any consultations in connection with any of the foregoing. The Assignor shall also pay the Agent’s and each Lender’s customary bank charges for all bank services (including wire transfers) performed or caused to be performed by the Agent or any Lender for Assignor at Assignor’s request or in connection with Assignor’s loan account (if any) with the Agent or any Lender. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Assignor to the Agent shall be payable on demand and shall be secured by the Collateral. If any tax by any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (each, a “Governmental Authority”) is or may be imposed on or as a result of any transaction between Assignor, on the one hand, and the Agent and/or any Lender, on the other hand, which the Agent and/or any Lender is or may be required to withhold or pay, the Assignor hereby indemnifies and holds the Agent and each Lender harmless in respect of such taxes, and the Assignor will repay to the Agent or such Lender the amount of any such taxes which shall be charged to the Assignor’s account; and until the Assignor shall furnish the Agent and each Lender with indemnity therefor (or supply the Agent and such Lender with evidence satisfactory to it that due provision for the payment thereof has been made), the Agent and any Lender may hold without interest any balance standing to Assignor’s credit (if any) and the Agent shall retain its liens in any and all Collateral.

10.      Among the accounts receivable (the “Accounts”) in which the Agent, for the ratable benefit of the Lenders, is granted a security interest under the terms of this Agreement are, or may be, Accounts billed and/or to be billed under the trade names or trade styles set forth on the attached Schedule C (the “Trade Styles”) which Trade Styles are owned by the Assignor. In order to induce the Agent and the Lenders to enter into the transactions contemplated by this Agreement, the Assignor hereby warrants and confirms that for all purposes, Accounts heretofore or hereafter issued by the Assignor under the applicable Trade Style shall be deemed Accounts of the Assignor and shall be credited to the account of the Assignor with the Agent, for the ratable benefit of the Lenders, in the same manner that sales under the Assignor’s name are credited. The Assignor further represents and warrants that the goods and/or services representing Accounts shall in all instances be the goods and/or services of the Assignor and all of the Agent’s and the Lenders’ rights under this Agreement, the Security Agreement and the Ancillary Agreements are applicable thereto.

11.        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. All of the rights, remedies, options, privileges and elections given to the Agent hereunder shall inure to the benefit of the Agent’s successors and assigns.

12.         ASSIGNOR HEREBY CONSENTS AND AGREES THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ASSIGNOR, ON THE ONE HAND, AND THE AGENT AND/OR ANY LENDER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT, PROVIDED, THAT THE AGENT, EACH LENDER AND ASSIGNOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT, THE ASSIGNOR OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE ASSIGNOR OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. ASSIGNOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND ASSIGNOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. ASSIGNOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO ASSIGNOR AT THE ADDRESS SET FORTH ON THE SIGNATURE LINES HERETO AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ASSIGNOR’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE AGENT AND/OR ANY LENDER AND/OR ASSIGNOR ARISING OUT OF, CONNECTED WITH,

RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

13.        This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

14.        It is understood and agreed that any person or entity that desires to become an Assignor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of any Document, shall become an Assignor hereunder by (x) executing a Joinder Agreement in form and substance satisfactory to the Agent, (y) delivering supplements to such exhibits and annexes to such Documents as the Agent shall reasonably request and (z) taking all actions as specified in this Agreement as would have been taken by Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Agent.

15.        All notices from the Agent to Assignor shall be sufficiently given if mailed or delivered to Assignor’s address set forth below.

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Very truly yours,

ANALYTICA INTERNATIONAL, INC.

By:	/s/ Samuel S. Duffey
Name: Samuel S. Duffey
Title: President

Address:
324 South Hyde Park Avenue, Suite 350
Tampa, Florida 33606
Telephone: 813/864-2554
Facsimile: 813/258-6912
State of Formation: Florida

ACCEPTED and AGREED:

LV ADMINISTRATIVE SERVICES, INC.

By:	/s/ Patrick Regan

Name:	Patrick Regan

Title:	Authorized Signatory

SCHEDULE A

Entity	Jurisdiction of Formation	Organizational Identification Number

Analytica International, Inc.	Florida	364511029

SCHEDULE B

COMMERCIAL TORT CLAIMS

None

SCHEDULE C

TRADE STYLES

None